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                                                              Exhibit 99.1

MONDAY OCTOBER 19, 5:00 AM EASTERN TIME

COMPANY PRESS RELEASE

SOURCE: Sento Corporation

SENTO ACQUIRES AUSTRALIAN SOFTWARE
DEVELOPER, FUNCTIONAL SOFTWARE, PTY., LTD.

ACQUISITION OF AUSTRALIAN-BASED SYSTEMS MANAGEMENT SOFTWARE DEVELOPER STRENGTHENS SENTO'S POSITION IN SOUTHEAST ASIA

AMERICAN FORK, Utah, Oct. 19/PRNewswire/ -- Sento Corporation (Nasdaq:
SNTO-news), announced today that it has completed its previously announced acquisition of Functional Software, Pty., Ltd., headquartered in Perth, Western Australia. Functional Software is the developer of COSMOS, a leading system management framework technology for UNIX and Windows NT computer systems. Functional Software's installed customer base includes sites in Australia, New Zealand, Malaysia, South Korea, Sweden, France, the Netherlands, the United States, Argentina, the United Kingdom, and Germany.

The acquisition of Functional Software has an initial value of US$1 million, paid in a combination of cash $519,176 and 141,177 shares of Sento Common Stock. The agreement also contains an "earn-out" provision, which provides additional payments upon Functional Software reaching specific revenue targets for each of the next two years. The earn-out provision provides for up to an additional US$1.2 million to be paid, one half in stock and one half in cash. Both Operating Directors/Owners of Functional Software will remain with the company. Functional Software's corporate operations will be relocated and consolidated with Sento's wholly-owned subsidiary, Sento Australia Pty., Ltd., Located in Sydney.

"This acquisition represents a significant addition to our operations in Australia and Southeast Asia," said Kieth Sorenson, Sento's President and CEO. "Functional Software brings new products, services, and support to our worldwide customer base, and significantly strengthens our presence in the Pacific Rim. In addition, Functional Software's IT consulting services and technology solutions complement Sento Australia's strategic direction within the UNIX, Windows NT, systems management, and Internetworking marketplace."

"We are very pleased to welcome Functional Software to Sento," said Eng Lee, Managing Director of Sento Australia. "We have enjoyed a positive working relationship for a number of years, and I believe that combining our technical solutions and our mutual commitment to customer service will prove very beneficial both for our customers and for Sento."

About Sento

Founded in 1986, Sento Corporation provides a wide range of outsourcing solutions for organizations of



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all sizes using Windows NT, UNIX, and Internet/Intranet-based client-server computing environments. These services include classroom and computer-based training, outsourced technical product support and helpdesk services, and network management, systems integration, and financial systems consulting. For more information, call toll-free 800-868-8448, or visit Sento's home page at www.sento.com.

About Functional Software

Functional Software was formed in Australia in 1989. Its flagship product, COSMOS, provides broad system management services that assist with the implementation and management of major UNIX and Windows NT-based projects. For more information, visit Functional Software's website at www.fs.com.au and Sento Australia's website at www.sento.com.au.

This press release contains certain forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve substantial risks and uncertainties. When used in this release, the words "anticipate" and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance, or achievements could differ materially from the results, performance, or achievements expressed in, or implied by, these forward-looking statements. Risks, uncertainties, and other factors that could cause or contribute to such differences include, but are not limited to, difficulties in attracting and retaining highly skilled employees; the Company's ability to manage rapid growth and expansion into new geographic areas and service lines; the Company's ability to manage the risks associated with client projects and risks related to recently completed and potential future acquisitions; the Company's ability to develop IT solutions that keep pace with continuing changes in technology, evolving industry standards, and changing client preferences; and risks related to Year 2000 failures in client's information systems. These and other risks, uncertainties, and other factors are more fully described in the Company's Annual Report on Form 10-KSB.

SOURCE: Sento Corporation